Exhibit 10.4

Loan No. 10028087

LOAN AGREEMENT

Dated as of July 7, 2005

between

EHP GLENDALE, LLC,

a Delaware limited liability company

doing business in California as

EHP Glendale Hilton, LLC

as Borrower

and

KEYBANK NATIONAL ASSOCIATION,

a national banking association

as Lender

i

SCHEDULES

Schedule I	–	Leases
Schedule II	–	Required Repairs – Deadlines for Completion
Schedule III	–	Organizational Structure
Schedule IV	–	Form of Assignment of Management Contract and Subordination of Management
Fees and Cash Management Agreement and Lockbox Agreement

ii

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of July 7, 2005 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 911 Main Street, Suite 1500, Kansas City, Missouri 64105, its successors and assigns (“Lender”) and EHP GLENDALE, LLC, a Delaware limited liability company, doing business in California as EHP Glendale Hilton, LLC, having its principal place of business at River Center II, 100 East RiverCenter Blvd., Suite 480, Covington, Kentucky 41011 (“Borrower”).

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents (as hereinafter defined); and

WHEREAS, Borrower is the owner of the Property (as hereinafter defined) and Glendale Hotel TRS, Inc., a Maryland corporation, an Affiliate (as hereinafter defined) of Borrower (“Operating Tenant”) is the operating lessee of the Property pursuant to the Operating Lease (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acquired Property” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Acquired Property Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“Action” shall have the meaning set forth in Section 10.3(b) hereof.

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Loans” shall mean a loan made by Lender to an Affiliate of Borrower, Operating Tenant, or Guarantor.

“Affiliated Manager” shall mean any Manager in which Borrower, Principal, Operating Tenant or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Alterations Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement, dated as of the date hereof, among Lender, Borrower, Operating Tenant, and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time as approved by Lender.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean with respect to any Person: (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting such Person or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges, and (c) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower Rents” shall mean all Rents payable to Borrower under the Operating Lease, and all Rents, receipts, revenues, income (including service charges), fees, payments and proceeds of sales of every kind received by or on behalf of Borrower, directly or indirectly, from the ownership of the Property for that period.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.6.3(a) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and between Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time as approved by Lender.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Consideration) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a) the numerator is the Net Operating Income (excluding interest on credit accounts) for the twelve (12) month period immediately preceding the date of determination; and

(b) the denominator is the amount of interest paid on the Note for the trailing twelve-(12) month period preceding the date of determination.

“Decorative Changes” shall mean any alterations or change to the Improvements that are made primarily for decorative or cosmetic purposes (e.g. painting, wallpapering, carpeting, FF&E etc.) that: (a) will not have a Material Adverse Effect, and (b) do not affect or involve any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document that, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Prepayment” shall mean a prepayment of any portion of the Outstanding Principal Balance made after the occurrence of a Default or Event of Default under any circumstances including a prepayment in connection with (i) reinstatement of the Mortgage provided by statute under foreclosure proceedings or exercise of power of sale, (ii) any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure or power of sale, (iii) any sale in foreclosure or under exercise of a power of sale or otherwise (including pursuant to a credit bid made by Lender in connection with such sale), (iv) any other collection action by Lender, or (v) exercise by any Governmental Authority of any civil or criminal forfeiture action with respect to any collateral for the Loan. Prepayment Consideration shall be due and payable upon acceleration of the Loan in accordance with the terms of this Note, and the “Prepayment Date”, for the purpose of computing Prepayment Consideration, shall be the date of acceleration (automatic or otherwise) of the Obligations in accordance with the terms of the Loan Documents. Exchange of any portion of the Obligations or the related Loan Documents for a different instrument or modification of the terms of the Loan Documents, including classification and treatment of Lender’s claim (other than non-impairment under Section 1124 of the United States Bankruptcy Code or any successor provision) pursuant to a plan of reorganization in bankruptcy shall also be deemed to be a Default Prepayment hereunder.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate, and (b) four percent (4%) above the Interest Rate.

“Defeasance” shall have the meaning set forth in Section 2.7.1 hereof.

“Defeasance Collateral” shall have the meaning set forth in Section 2.7.1(c)(i) hereof.

“Defeasance Obligor” shall have the meaning set forth in Section 2.7.1(c)(vii) hereof.

“Defeasance Security Agreement” shall have the meaning set forth in Section 2.7.1(c)(ii) hereof.

“Deposit Account” shall have the meaning set forth in Section 2.6.1(a) hereof.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“DSCR Failure” shall mean the Debt Service Coverage Ratio is less than 1.35 to 1.0.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $50,000,000.00 and (ii) is regularly engaged in the business of making investments in or operating hotels.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in Section 2.6.3(b) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(g) hereof.

“FF&E” shall mean furniture, fixtures and equipment.

“FF&E Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Funds” shall have the meaning set forth in Section 7.3.1 hereof.

“FF&E Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Fiscal Year” shall mean each twelve- (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch IBCA, Inc.

“Foreclosure Sale” shall have the meaning set forth in Section 2.4.3 hereof.

“Franchise Agreement” shall have the meaning set forth in Section 5.2.12 (a) hereof.

“Franchisor” shall have the meaning set forth in Section 5.2.12 (b) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governing State” shall have the meaning set forth in Section 10.3(a) hereof.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over Borrower, Operating Tenant, Lender and/or the Property.

“Gross Income from Operations” shall mean all Operating Tenant Rents; provided, however, that Gross Income from Operations shall not include: (a) non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), (b) security deposits received from any tenant unless and until the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, (c) any loan proceeds or proceeds of capital or equity contributions received by Borrower, (d) gratuities or service charges or other similar receipts that are to be paid over to Property employees or persons occupying similar positions for performing similar duties, (e) Insurance Proceeds (other Insurance Proceeds from business or rental interruption coverage) and Condemnation Proceeds, (f) excise taxes, sales taxes, use taxes, bed taxes, admission taxes, tourist taxes, gross receipts taxes, value added taxes, entertainment taxes, or other taxes or similar charges payable to any Governmental Authority, (g) credit or refunds to guests and patrons, if the transaction originally was included in Gross Income from Operations, (h) proceeds from the sale of FF&E no longer required for the operation of the Property, (i) Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action, and (j) any Borrower Rents and any other sums payable to Borrower under the Operating Lease.

“Guarantor” shall mean Eagle Hospitality Properties Trust, Inc., a Maryland corporation.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, on a particular date, the sum (without duplication) at such date of: (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth on Section 10.13(b) hereof.

“Indemnified Person” shall have the meaning set forth in Section 9.2(b) hereof.

“Indemnifying Person” shall mean each of Borrower and Guarantor.

“Independent Director” or “Independent Manager” shall mean a Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as an Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of Principal, Borrower or any Affiliate of either of them; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Principal, Borrower or any Affiliate of either of them (with the exception of serving as an Independent Director or Independent Manager); (c) a Person controlling or under common control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by DLA Piper Rudnick Gray Cary US LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Rate” shall mean five and twenty-one one-hundredths percent (5.21%) per annum.

“KeyBank” shall mean KeyBank National Association, its successors and assigns.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. The Operating Lease shall not be considered a “Lease” under and as defined in this Agreement.

“Lease Threshold Amount” shall have the meaning set forth in Section 5.1.20 hereof.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create, any of the foregoing, on or affecting Borrower, the Property or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, or Principal, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of FIFTY-THREE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($53,100,000.00), made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Collateral Assignments of Operating Lease, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management

Agreement, the Lockbox Agreement, the Security Agreement executed by Operating Tenant (“Security Agreement”), the Lease Subordination Agreement, and all other documents executed and/or delivered in connection with the Loan.

“Lockbox Agreement” shall mean that certain Blocked Account Control Agreement, dated as of the date hereof, by and among Borrower, Lender and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Lockbox Bank” shall mean U.S. Bank National Association, a national banking association or any successors or assigns thereof, or any other bank approved by Lender.

“Lockout Release Date” shall mean the date that is one hundred twenty (120) days prior to the Maturity Date.

“Management Agreement” shall mean the Management Agreement dated as of June 23, 2005, entered into by and between Operating Tenant and Manager, as the same may hereafter be amended, modified or supplemented from time to time upon Lender’s approval, and pursuant to which Manager is to provide management and other services with respect to the Property; or, if the context requires, the Replacement Management Agreement.

“Manager” shall mean Hilton Hotels Corporation, a Delaware corporation, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Material Adverse Effect” shall mean any action or occurrence that materially and adversely affects, or might materially and adversely affect, the use, operation or value of the Property and/or the business operations and/or the financial condition of a Significant Party.

“Material Adverse Event” shall mean, with respect to any Person, any occurrence that materially and adversely affects, or might materially and adversely affect, the value of its property or it business, operations, reputation, or prospects.

“Maturity Date” shall mean August 1, 2012, or such other date on which the final payment of the Outstanding Principal Balance of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Monthly Interest Payment” shall have the meaning set forth in Section 2.3.1.

“Mortgage” shall mean that certain first priority Deed of Trust, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Proceeds Threshold Amount” shall have the meaning set forth in Section 6.2(a) hereof.

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of Fifty Three Million One Hundred Thousand and No/100 Dollars ($53,100,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Notice” shall have the meaning set forth in Section 10.6 hereof.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“Offering Document Date” shall have the meaning set forth in Section 5.1.11(d)(iv) hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower that is signed by an authorized senior officer of the (a) managing member of Borrower.

“Operating Expenses” shall mean, for any period, the total of all expenses, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and/or management of the Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the FF&E Reserve Funds, the Tax and Insurance Escrow Funds and any other reserves required under the Loan Documents.

“Operating Lease” shall mean that certain Lease Agreement, dated as of June 23, 2005, between Borrower, as lessor, and Operating Tenant, as tenant. The Operating Lease shall not be considered a “Lease” under and as defined in this Agreement.

“Operating Tenant” shall mean Glendale Hotel TRS, Inc., a Maryland corporation, its successors and assigns.

“Operating Tenant Rents” shall mean all Rents payable to Operating Tenant under the Management Agreement, and all Rents, receipts, revenues, income (including service charges), fees, payments and proceeds of sales of every kind received by or on behalf of Operating Tenant, directly or indirectly, from the operation of the Property for that period.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean: (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, substitution of, or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Payment Certificate” shall mean an Officer’s Certificate certifying that neither Borrower nor Operating Tenant has any unsecured trade and operational debt incurred in the ownership and/or operation of the Property that is more than sixty (60) days past the date incurred.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

“Physical Conditions Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to

Lender in its sole discretion, which report shall, among other things, (i) confirm that the Property and its use comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building codes and laws), and (ii) include a copy of a final certificate of occupancy with respect to all Improvements (unless previously delivered to Lender).

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Prepayment Consideration” shall mean the present value, as of the date Prepayment Consideration becomes due (“Prepayment Date”), of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment), which shall be determined by discounting such payments at the Discount Rate (hereinafter defined) less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.).

“Principal” shall mean each of EHP Operating Partnership, L.P., a Maryland limited partnership, and EHP TRS Holding Co., Inc, a Maryland corporation.

“Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Property.”

“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property, any Significant Party and/or an Affiliated Manager.

“Qualified Manager” shall mean either (a) Manager, or (b) Commonwealth Hotels Incorporated (“Commonwealth”), provided that Lender reasonably determines that no Material Adverse Event has occurred with respect to Commonwealth between the date of this Agreement and the effective date that Commonwealth is to become a Replacement Manager, or (c) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that, if Lender requests Borrower to do so, Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

“Qualified Transferee” shall mean any Person meeting the Eligibility Requirements and that is not otherwise an Embargoed Person.

“Quarterly DSCR Test” shall have the meaning set forth in Section 2.6.6.

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency that rates the Securities.

“Release Date” shall have the meaning set forth in Section 2.7.1(a) hereof.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean all rents, receipts, revenues, income (including service charges), fees, payments and proceeds of sales of every kind received by or on behalf of Borrower or Operating Tenant, directly or indirectly, from operating the Property for that period and services rendered to, and rentals, percentage rentals and other fees, payments and charges received from, tenants, subtenants, licensees, concessionaires and occupants of commercial, hotel, public and retail space located in or at the Property, calculated on a cash basis, whether in cash or on credit, including, without limitation, revenues from the rental of rooms, guest suites, conference and banquet rooms, food and beverage facilities, telephone services, laundry, vending, television and parking at the Property, the fair market value of any barter transaction, and other fees and charges resulting from the operations of the Property by or on behalf of Borrower or Operating Tenant, and proceeds, if any, from business interruption or other loss of income insurance (net of the costs of collection thereof) and also including any non-recurring income and non-Property related income (as determined by Lender in its reasonable discretion), security deposits received from any tenant unless and until the same are applied to rent or any other of such tenant’s obligations in accordance with the terms of such tenant’s Lease, any loan proceeds or proceeds of capital or equity contributions received by Borrower or Operating Tenant, gratuities or service charges or other similar receipts that are to be paid over to Property employees or persons occupying similar positions for performing similar duties, Insurance Proceeds and Condemnation Proceeds, proceeds from the sale of FF&E no longer required for the operation of the Property, and rents from tenants that are included in any Bankruptcy Action or any month to month tenants.

“Replacement Management Agreement” shall mean (a) a management agreement, cash management agreement and assignment of management contracts with Manager (Hilton Hotels Corporation) substantially in the same form and substance as the Management Agreement, Cash Management Agreement and Assignment of Management Agreement, or (b) (i) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance (if the Qualified Manager is Commonwealth, such management agreement shall be in form and substance substantially similar to the management agreement approved by Lender prior to the date hereof, “Commonwealth Management Agreement”); provided that Lender, at its option, may require (with respect to any management agreement other than the Commonwealth Management Agreement) that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof, and (ii) an assignment of management agreement and subordination of management fees, lockbox agreement, and cash management agreement in substantially the same forms as attached hereto as Schedule IV, executed and delivered to Lender by Borrower, Operating Tenant, and such Qualified Manager at Borrower’s expense.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Funds” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Funds, the FF&E Reserve Funds, the Required Repair Funds, the Mold Remediation Funds, and any other escrow fund established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean, collectively (a) Borrower, Principal, Operating Tenant, Guarantor and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent and employee of, Borrower, Principal, Operating Tenant, Guarantor, any Affiliated Manager or any non-member manager.

“RICO” shall mean Racketeer Influenced and Corrupt Organizations Act.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

“Scheduled Defeasance Payments” shall have the meaning set forth in Section 2.7.1(c)(i) hereof.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Securitization Cost Cap” shall mean Twenty Thousand and No/100 Dollars ($20,000.00).

“Security Assignment of Operating Lease” shall mean those certain Collateral Assignments of Operating Lease, dated as of the date hereof, from each of Borrower and Operating Tenant, as Assignor, to Lender, as Assignee, collectively, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.6 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(b) hereof.

“Significant Party” shall mean each of Borrower, Guarantor, Principal and Operating Tenant.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that at all times prior to, on and after the date hereof:

(a) was, is and will be organized solely for the purpose of (i) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating the Property, entering into this Agreement with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, (ii) acting as managing member of the limited liability company that owns the Property, or (iii) acting as the general partner of the limited partnership that owns the Property, as applicable;

(b) has not been, is not, and will not be engaged in any business unrelated to (i) the acquisition, development, ownership, management and/or operation of the Property, (ii) acting as a member of the limited liability company that owns the Property, or (iii) acting as the general partner of the limited partnership that owns the Property, as applicable;

(c) has not had, does not have, and will not have, any assets other than those related to the Property, the Operating Lease, its membership interest in the limited liability company that owns the Property, its partnership interest in the limited partnership that owns the Property, or acts as the general partner or managing member of any of the foregoing, as applicable;

(d) has not engaged, sought or consented to and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of membership or partnership interests or amendment of its limited partnership agreement, articles of incorporation, articles of organization or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e) if such entity is a limited partnership, has as its only general partner, Special Purpose Entities that are corporations, limited partnerships or limited liability companies;

(f) if such entity is a corporation, has had, now has and will have at least two (2) Independent Directors, and has not caused or allowed, and will not cause or allow, the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two (2) Independent Directors shall have participated in such vote;

(g) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is a corporation that has at least two (2) Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;

(h) if such entity is a limited liability company with only one member, has been, now is, and will be a limited liability company organized in the State of Delaware that has (i) as its only member a non-managing member, (ii) at least two (2) Independent Managers and has not caused or allowed, and will not cause or allow, the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two (2) Independent Managers shall have participated in such vote, and (iii) at least one (1) springing member that will become the non-managing member of such entity upon the dissolution of the existing non-managing member;

(i) if such entity is (i) a limited liability company, has had, now has, and will have articles of organization and/or an operating agreement, as applicable, (ii) a limited partnership, has had, now has, and will have a limited partnership agreement, or (iii) a corporation, has had, now has, and will have a certificate of incorporation that, in each of the foregoing cases, provides that such entity will not: (A) dissolve, merge, liquidate or consolidate; (B) sell all or substantially all of its assets or the assets of Borrower (as applicable); (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (D) without the affirmative vote of two (2) Independent Directors and of all other directors of the corporation (that is such entity or the general partner, managing or co-managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(j) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(k) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

(l) has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(m) has maintained and will maintain its own records, books, resolutions and agreements;

(n) other than as provided in the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(o) has held and will hold its assets in its own name;

(p) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(q) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(r) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(s) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(t) has had no and will have no Indebtedness other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Operating Tenant in an amount not to exceed five percent (5%) of the original principal amount of the Loan in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, (iii) such other liabilities that are permitted pursuant to this Agreement, and (iv) unsecured indebtedness in connection with a loan(s) from the member of Borrower and intercompany loans (each such loan, a “Membership Loan”) that do not exceed the aggregate amount of $2,655,000.00 in accordance with the terms of Borrower’s operating agreement and the terms of this Agreement;

(u) has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person, except with respect to that certain guaranty of Operating Tenant’s obligations under the Operating Lease executed for the benefit of Franchisor, and as otherwise permitted pursuant to this Agreement;

(v) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(w) has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, paying for shared office space and services performed by any employee of an Affiliate;

(x) has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(y) has not pledged and will not pledge its assets for the benefit of any other Person;

(z) has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (cc) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(aa) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(bb) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(cc) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(dd) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms that are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with this Agreement;

(ee) has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Obligations and will not constitute a claim against the Obligations in the event that cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation;

(ff) if such entity is a corporation, it has considered and shall consider the interests of its creditors in connection with all corporate actions;

(gg) does not and will not have any of its obligations guaranteed by any Affiliate except its obligations under the Franchise Agreement; and

(hh) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

“Special Tax Escrow” shall have the meaning set forth in Section 7.2(a) hereof.

“Standard Statements” shall have the meaning set forth in Section 5.1.11(d)(i) hereof.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Survey” shall mean a survey of the Property prepared pursuant to the requirements contained in Section 4.1.27 hereof.

“Sweep Event” shall mean the occurrence of (a) an Event of Default or (b) a DSCR Failure. A Sweep Event resulting from a DSCR Failure shall be terminated if, for two (2) consecutive calendar quarters, the Debt Service Coverage Ratio equals or exceeds 1.35 to 1.0. Borrower shall have a one (1) time right to terminate a Sweep Event resulting from an Event of Default upon the cure of such Event of Default.

“Target Escrow Balance” shall have the meaning set forth in Section 7.3.1 hereof.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Terrorism Insurance Cap” shall have the meaning set forth in Section 6.1(a)(x) hereof.

“Title Company” shall mean Commonwealth Land Title Company or any successor title company acceptable to Lender and licensed to issue title insurance in the State in which the Property is located.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State that does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage encumbering the Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” in this Agreement and in each other Loan Document shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to borrow the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire the Property and/or pay any costs and expenses relating thereto, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Property, (c) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (d) fund any working capital requirements of the Property, (e) fund all or a portion of the FF&E Reserve Account and the Special Tax Escrow, and (f) distribute the balance, if any, to Borrower.

Section 2.2 Interest Rate.

2.2.1 Interest Generally. Interest on the Outstanding Principal Balance shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate.

2.2.2 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance.

2.2.3 INTENTIONALLY OMITTED.

2.2.4 INTENTIONALLY OMITTED.

2.2.5 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.6 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate that could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payment.

2.3.1 Payments Generally. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the Outstanding Principal Balance from the Closing Date up to but not including the first Payment Date following the Closing Date, and (b) on September 1, 2005 and on each Payment Date thereafter up to but not including the Maturity Date, an amount equal to the interest accrued on the Loan for the preceding calendar month (the “Monthly Interest Payment”). For purposes of making payments hereunder, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, excluding the payment of principal due on the Maturity Date, is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) three percent (3%) of such unpaid sum, and (b) the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law. Further, such amount represents the reasonable estimate of Lender and Borrower of a fair, average compensation for the loss that may be sustained by Lender due to the failure of Borrower to make timely payments. Such amount shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid upon an Event of Default, including without limitation interest at the Default Rate, or to declare a default hereunder, under the Mortgage or under any of the other Loan Documents.

2.3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M. local time at the place then designated as the place for receipt of payments hereunder on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder or under the Cash Management Agreement shall be deemed to have been timely made for the purposes of this Section 2.3.4.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Except as otherwise provided herein, the Outstanding Principal Balance may not be prepaid in whole or in part prior to the Lockout Release Date. On any date occurring on or after the Lockout Release Date, and so long as no Event of Default has occurred and is continuing, Borrower may, at its option and upon thirty (30) days prior written notice to Lender, prepay the Outstanding Principal Balance in whole but not in part without payment of Prepayment Consideration or any other prepayment premium, provided, however that if such prepayment occurs on any date other than a Payment Date, such Prepayment shall include all interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the Prepayment not been made.

2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for Restoration, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default has occurred and is continuing, no Prepayment Consideration shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan.

2.4.3 Default Prepayment. If a Default Prepayment occurs, such Default Prepayment shall be deemed to be a voluntary prepayment and in such case the applicable Prepayment Consideration shall be due and payable to Lender in connection with such Default Prepayment (unless Lender voluntarily and expressly waives in writing the right to collect such Prepayment Consideration). The Prepayment Consideration shall be secured by all security and collateral for the Loan and shall, after it becomes due and payable, be treated as if it were added to the Outstanding Principal Balance for all purposes including judgment on the Note, foreclosure (whether through power of sale, judicial proceeding, or otherwise) (a “Foreclosure Sale”), redemption, and bankruptcy (including pursuant to Section 506 of the United States Bankruptcy Code or any successor provision); without limiting the generality of the foregoing, it is understood and agreed that the Prepayment Consideration may be added to Lender’s bid at any Foreclosure Sale. If Prepayment Consideration is due hereunder, Lender may deliver to

Borrower a statement setting forth the amount and determination of the Prepayment Consideration, and, provided that Lender shall have in good faith applied the formula described in the definition of “Prepayment Consideration” herein, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the thirty (30) -day period preceding the date of such prepayment. In addition to Prepayment Consideration, Borrower shall pay all hedging and breakage costs of any kind and any other cost or expense incurred by Lender due to any prepayment (including a Default Prepayment).

Borrower acknowledges that: (i) Lender has made the Loan to Borrower in reliance on, and the Loan has been originated for the purpose of, selling the Loan in the secondary market to investors who will purchase the Loan or direct or indirect interests therein in reliance on, the actual receipt over time of the stream of payments of principal and interest agreed to by Borrower herein; and (ii) Lender or any subsequent investor in the Loan will incur substantial additional costs and expenses and damages in the event of a prepayment of the Loan; and (iii) the Prepayment Consideration is reasonable and is a bargained for consideration and not a penalty and the terms of the Loan are in various respects more favorable to Borrower than they would have been absent Borrower’s agreement to pay Prepayment Consideration as provided herein. Borrower agrees that Lender shall not, as a condition to receiving the Prepayment Consideration, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever. Nothing contained herein shall be deemed to be a waiver by Lender of any right it may have to require specific performance of any obligation of Borrower hereunder including to make payments hereunder strictly according to the terms hereof or to furnish Defeasance Collateral.

2.4.4. Waiver of Right to Prepay. BORROWER HEREBY EXPRESSLY (1) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE § 2954.10, SHOULD IT BE DETERMINED TO BE APPLICABLE TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, TO PREPAY THE OUTSTANDING PRINCIPAL BALANCE IN WHOLE OR IN PART, WITHOUT PENALTY, UPON A DECLARATION BY LENDER THAT ALL PRINCIPAL AND INTEREST HEREUNDER IS IMMEDIATELY DUE AND PAYABLE, EXCEPT IN COMPLIANCE WITH THE TERMS OF THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND (2) FURTHER AGREES THAT UPON PREPAYMENT OF THE OUTSTANDING PRINCIPAL BALANCE AT ANY TIME PRIOR TO THE SALE UNDER FORECLOSURE OF THE MORTGAGE, IN CONNECTION WITH A REINSTATEMENT, REDEMPTION OR ANY OTHER SIMILAR OR RELATED ACTION, BORROWER OR ANY OTHER PARTY MAKING ANY SUCH PREPAYMENT

SHALL BE OBLIGATED TO PAY, CONCURRENTLY THEREWITH, THE PREPAYMENT CONSIDERATION. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT LENDER’S AGREEMENT TO MAKE THE SUBJECT LOAN AT THE INTEREST RATE AND FOR THE TERMS SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.

Borrower’s Initials:

Section 2.5 Release of Property. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage.

2.5.1 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage.

Section 2.6 Cash Management.

2.6.1 Borrower Lockbox Account.

(a) Borrower shall, and shall cause Operating Tenant to, establish and maintain a segregated Eligible Account (the “Deposit Account”) with the Lockbox Bank in trust for the benefit of Lender, which shall be under the sole dominion and control of Lender. Borrower shall maintain and shall cause Operating Tenant to maintain the Deposit Account at all times for the term of the Loan. If the Deposit Account is terminated for any reason, Borrower shall immediately cause a replacement Deposit Account to be established and maintained with a bank acceptable to Lender pursuant to a lockbox agreement acceptable to Lender, subject to the provisions set forth herein and in the Cash Management Agreement. The Deposit Account shall be entitled “EHP GLENDALE, LLC and GLENDALE HOTEL TRS, INC., as Pledgors of KeyBank National Association, as Pledgee.” Borrower (i) hereby grants, and shall cause Operating Tenant to grant, to Lender a first priority security interest in the Deposit Account and all deposits at any time contained therein and the proceeds thereof, and (ii) shall take, and shall cause Operating Tenant to take, all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Deposit Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower shall not, and shall cause Operating Tenant not to, in any way alter or modify the Deposit Account and shall notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Deposit Account and all costs and expenses of establishing and maintaining the Deposit Account shall be paid by Borrower.

(b) Borrower shall, and shall cause Operating Tenant to, deposit all amounts received by Borrower constituting Rents into the Deposit Account within one (1) Business Day after receipt.

(c) Pursuant to the terms of the Lockbox Agreement, Lockbox Bank shall (i) prior to a Sweep Event, transfer funds as directed by Borrower (which can be a standing written order) and (ii) following and during the continuance of a Sweep Event, transfer to the Cash Management Account, in immediately available funds by federal wire, all amounts on deposit from time to time in the Deposit Account.

2.6.2 INTENTIONALLY OMITTED.

2.6.3 Cash Management Account.

(a) Borrower shall, and shall cause Operating Tenant to, establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Lender or Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “KeyBank Real Estate Capital, as servicer for KeyBank, N.A., as mortgagee of EHP GLENDALE, LLC AND GLENDALE HOTEL TRS, INC., Cash Management Account” Borrower hereby (i) grants, and shall cause Operating Tenant to grant, to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and (ii) shall take, and shall cause Operating Tenant to take, all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower shall not, and shall cause Operating Tenant not to, in any way alter or modify the Cash Management Account and shall notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) After Lender provides notice to Lockbox Bank that a Sweep Event has occurred, Lockbox Bank shall, pursuant to the Lockbox Agreement, transfer all available funds on deposit in the Deposit Account to the Cash Management Account not less frequently than every Business Day.

(c) After the occurrence and during the continuance of a Sweep Event, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender (x) to the payment of certain items in accordance with and in the order set forth in the Cash Management Agreement, or (y) in connection with a Replacement Management Agreement, to the following items in the order indicated (unless determined otherwise by Lender):

(i) First, payments in respect of the Tax and Insurance Escrow Funds if required by and in accordance with the terms and conditions of Section 7.2 hereof;

(ii) Second, payment of the Monthly Interest Payment;

(iii) Third, payments to the FF&E Reserve Funds if required by and in accordance with the terms and conditions hereof;

(iv) Fourth, payment to Lender of any other amounts then due and payable under the Loan Documents; and

(v) Lastly, and so long as Borrower has delivered a Payment Certificate to Lender and no Event of Default has occurred and is continuing, payment of any excess amounts (“Excess Cash Flow”) to Borrower.

(d) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower of the obligation to make any payments as and when due pursuant to this Agreement and the other Loan Documents and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine in its sole discretion.

(f) If following a DSCR Failure the Borrower achieves a DSCR above 1.35 to 1.00 for two consecutive (2) consecutive calendar quarters and no Event of Default has occurred and is continuing, transfers to the Cash Management Account shall cease and any balance therein shall be transferred as directed by Borrower and Section 2.6.1(c)(i) shall apply until the occurrence of another Sweep Event.

2.6.4 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Funds, FF&E Funds, Required Repair Funds and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

2.6.5 Application After Event of Default. Notwithstanding anything to the contrary contained in this Section 2.6, upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Lockbox Bank and apply such funds to the items for which the Reserve Funds were established or to the payment of the Obligations in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

2.6.6 Quarterly DSCR Tests. In order to ascertain whether or not a Sweep Event has occurred or has terminated, Lender will determine the Debt Service Coverage Ratio as of the last day of each calendar quarter throughout the Term (each, a “Quarterly DSCR Test”), beginning December 31, 2005, each of which Quarterly DSCR Tests and the determinations made with respect thereto shall be based on the information delivered in accordance with Section 5.1.11 hereof, together with any other evidence that Lender may reasonably require to substantiate or explain the calculation of Net Operating Income. Notwithstanding the foregoing, if the information required under Section 5.1.11 hereof is not delivered, the Debt Service Coverage Ratio shall be determined in Lender’s sole discretion.

Section 2.7 Defeasance.

2.7.1 Defeasance Requirements. Provided that as of the Release Date no Event of Default exists, Borrower may cause the release of the Property from the lien of the Mortgage and the other Loan Documents (“Defeasance”) on any Payment Date following the date that is two (2) years and fifteen (15) days after the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended (together with any successor statute and the related Treasury Department Regulations including temporary regulations, the “Code”) of any REMIC Trust upon Borrower’s satisfaction of the following conditions:

(a) Borrower shall provide Lender not less than thirty (30) days’ prior written notice specifying a Payment Date (such date, or any extended date upon which Borrower and Lender may mutually agree is referred to herein as the “Release Date”) on which the Defeasance Collateral (as hereinafter defined) is to be delivered;

(b) On the Release Date Borrower shall pay in full all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents up to the Release Date, including all costs and expenses (including attorneys’ fees) incurred by Lender or its servicers or other agent(s) or to or on behalf of any rating agencies or other third parties in connection with such release and related transactions (including the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (as hereinafter defined) and related documentation), together with a defeasance processing fee in an amount equal to one-half of one percent (0.5%) of the then Outstanding Principal Balance but in no event less than (A) $7,500 or greater than (B) $20,000; and

(c) Borrower shall deliver the following, all of which must be satisfactory to Lender, at or prior to the release of the Property and substitution of the Defeasance Collateral:

(i) Direct, non-callable and non-redeemable securities evidencing an obligation to pay principal and interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged (the “Defeasance Collateral”) in amounts sufficient to pay all scheduled principal and interest payments required under the Note, which securities provide for payments prior, but as close as possible, to the Business Day prior to each successive Payment Date occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Payment required to be made hereunder for the balance of the term hereof plus the amount required to be paid on the Maturity Date (the “Scheduled Defeasance Payments”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance satisfactory to Lender (including such instruments as may be required by the depository institution or other entity holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the

Defeasance Security Agreement (as hereinafter defined) a valid, first priority lien and security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interest;

(ii) any and all agreements, certificates, opinions, documents or instruments required by Lender in connection with the Defeasance including (a) a pledge and security agreement, in form and substance satisfactory to Lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”), and (b) any and all agreements, certificates, opinions, documents, or instruments required by Lender that affect or relate in any way to the maintenance by any REMIC Trust of its qualification and status for tax purposes as a REMIC;

(iii) a certificate of Borrower certifying that (A) all of the requirements set forth in this Section 2.7 have been satisfied, (B) the transactions that are being carried out pursuant to this Section 2.7 (including specifically the release of the lien of the Mortgage) are being effected to facilitate the disposition of the Property or any other customary commercial transaction and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and (C) the amounts of the Defeasance Collateral comply with all the requirements of this section including the requirement that the Defeasance Collateral shall generate monthly amounts equal to or greater than the Scheduled Defeasance Payments required to be paid under the Note through the Maturity Date;

(iv) an opinion of counsel for Borrower, delivered by counsel acceptable to Lender, stating, among other things but without substantive qualification, that (1) Lender has a valid, duly perfected, first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and that the delivery of the Defeasance collateral to Lender does not constitute a fraudulent or preferential or other avoidable transfer under applicable bankruptcy and nonbankruptcy law, (2) neither the Defeasance nor any other transaction that occurs pursuant to the provisions of this Section 2.7.1 has caused or will cause the Loan (including for this purpose the Loan Documents) to cease to be a “qualified mortgage” within the meaning of Section 860G of the Code, either under the provisions of Treasury Regulation Sections 1.860G-2(a)(8) or 1.860G-2(b) (as such regulations may be amended or superseded from time to time) or under any other provision of the Code or otherwise, and (3) the tax qualification and status of any REMIC Trust or any other entity that holds the Note will not be adversely impaired or affected as a result of the Defeasance and/or any other transaction that occurs pursuant to the provisions of this Section 2.7.1. The opinions set forth in clauses (ii) and (iii) above may, in Lender’s discretion, be rendered by counsel to Lender at Borrower’s sole cost and expense;

(v) a certificate and opinion delivered by an independent certified public accounting firm acceptable to Lender certifying that the amounts of the Defeasance Collateral comply with all the requirements of this Section including the requirement that the Defeasance Collateral shall generate monthly amounts equal to or greater than the Scheduled Defeasance Payments required to be paid under the Note through the Maturity Date. Upon Lender’s request, such accounting firm shall also certify the change in the yield of the Loan that results from the Defeasance and any other transactions that occur pursuant to the provisions of this Section 2.7.1, including supporting computations which shall be made in a manner that is consistent with the provisions of Treasury Regulation Sections 1.1001-3(e)(1) and (2);

(vi) Upon Lender’s request, written confirmation from the rating agencies that have rated any of the securities issued by any REMIC Trust to the effect that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance for any rated securities then outstanding or a waiver from any such rating agency stating that it has declined to review the Defeasance. If required by any rating agency or Lender, a non-consolidation opinion with respect to the Defeasance Obligor (as hereinafter defined) in form and substance satisfactory to Lender and such rating agency; and

(vii) Borrower shall (unless otherwise agreed to in writing by Lender), at Borrower’s expense, assign all of its obligations under this Note, together with the Defeasance Collateral, to a successor entity (“Defeasance Obligor”) designated by Lender (which may include an entity that is owned and/or controlled by Lender) that is a single purpose, bankruptcy remote entity as determined by Lender in its discretion. The Defeasance Obligor shall execute an assumption agreement pursuant to which it shall assume Borrower’s obligations under the Note, the Loan Documents, and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (1) deliver to Lender an opinion of counsel delivered by counsel acceptable to Lender stating, among other things, that such assumption agreement has been duly authorized and is enforceable against Borrower and the Defeasance Obligor in accordance with its terms, that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, have been duly authorized and are enforceable against the Defeasance Obligor in accordance with their respective terms, and that the delivery of the Defeasance Collateral to the Defeasance Obligor does not constitute a fraudulent or preferential or other avoidable transfer under applicable bankruptcy and nonbankruptcy law and that, in the event of Borrower’s bankruptcy, neither the Defeasance Collateral nor any proceeds thereof will be property of Borrower’s bankruptcy estate under Section 541 of the Bankruptcy Code or any similar statute and (2) pay all costs and expenses including attorneys’ fees incurred by Lender or its servicer or other agent(s) in connection with such assignment and assumption (including the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrower shall be relieved of its obligations under the Note, the Defeasance Security Agreement and the other Loan Documents, other than those obligations that are specifically intended to survive the payment of the Note and the termination, satisfaction or assignment of the Note, the Defeasance Security Agreement or the other Loan Documents or the exercise of Lender’s rights and remedies under any of such documents and instruments.

2.7.2 Defeasance Release. Upon compliance with the requirements of Section 2.7.1, Lender shall release the Property from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall secure the Note and all other obligations under the Loan Documents. Lender shall, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage from the Property. Borrower, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the obligations of Borrower under the Note. Upon the release of the Property in accordance with this Section 2.7.2, Borrower shall have no further right to prepay the Note. Borrower shall pay all costs and expenses incurred or to be incurred in connection with the Defeasance and related transactions, including all charges imposed by any rating agencies and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the Defeasance and related transactions. If any notice of defeasance is given pursuant to Section 2.7.1(a), Borrower shall be required to defease the Loan on the Release Date (unless such notice is revoked by Borrower prior to the Release Date in which event Borrower shall immediately reimburse Lender for any and all reasonable costs and expenses incurred by Lender in connection with Borrower’s giving of such notice and revocation).

2.7.3 Appointment. At Borrower’s request, Lender may agree that Lender or Servicer or other agent, acting on Borrower’s behalf as Borrower’s agent and attorney-in-fact, shall purchase the Defeasance Collateral that Borrower is required to deliver to Lender pursuant to Section 2.7.1(c)(i). If such an agreement is made then Borrower shall deposit with Lender or Lender’s servicer or other agent, as directed by Lender or Lender’s agent(s), on or prior to the Release Date a sum of money sufficient to purchase the Defeasance Collateral. By making such deposit Borrower shall thereby appoint Lender or Servicer or other agent as Borrower’s agent and attorney-in-fact, with full power of substitution, for the purpose of purchasing the Defeasance Collateral with the funds so provided and delivering the Defeasance Collateral to Lender pursuant to Section 2.7.1(c)(i).

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a) Mortgage, Assignment of Leases, Other Loan Documents. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, the Assignment of Leases, and the Collateral Assignments of Operating Lease, and evidence that counterparts of the Mortgage, Assignment of Leases, and Collateral Assignments of Operating Lease, have been delivered to the Title Company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

(b) Title Insurance. Lender shall have received a Title Insurance Policy issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage creates a valid lien on the Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender and its successors and assigns as the insured. The Title Insurance Policy shall be assignable, to the extent permitted under applicable state law. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

(c) Survey. Lender shall have received a current Survey, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. The Survey shall reflect the same legal description contained in the Title Insurance Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the Survey and the surveyor shall provide a certification for the Survey in form and substance acceptable to Lender.

(d) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, satisfactory in form and substance to Lender.

(f) Zoning. Lender shall have received, at Lender’s option, either (i) (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, or (B) an ALTA 3.1 zoning endorsement for the Title Insurance Policy, or (ii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

(g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Mortgage, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

3.1.5 Delivery of Organizational Documents. (a) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

(b) Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Principal, Operating Tenant, Guarantor, and other members and/or partners of Borrower, and/or the formation, structure, existence, good standing and/or qualification to do business of any of the foregoing, as Lender may request in its sole discretion, including good standing certificates, qualifications to do business in the appropriate jurisdictions, authorizing resolutions and incumbency certificates as may be requested by Lender.

3.1.6 Opinions of Borrower’s Counsel. Lender shall have received opinions from Borrower’s counsel with respect to non-consolidation and the due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their sole discretion.

3.1.7 [INTENTIONALLY OMITTED].

3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property that are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

3.1.11 Estoppels. Lender shall have received an executed estoppel letter, which shall be in form and substance satisfactory to Lender, from Operating Tenant.

3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses reasonably incurred in connection with the origination of the Loan.

3.1.13 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of Borrower, Principal, Operating Tenant, Guarantor or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. None of Borrower, Principal, Operating Tenant or Guarantor, or any of their respective constituent Persons, shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

3.1.14 Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

3.1.15 Physical Conditions Report. Lender shall have received a Physical Conditions Report, which report shall be satisfactory in form and substance to Lender.

3.1.16 Management Agreement. Lender shall have received a copy of the Management Agreement, which shall be satisfactory in form and substance to Lender. The Management Agreement shall also provide that all of the Manager’s rights under the Management Agreement are subordinate to the Lien of the Mortgage and the rights of Lender.

3.1.17 Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

3.1.18 Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two (2) most recent Fiscal Years, each in form and substance satisfactory to Lender.

3.1.19 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1 Organization. (a) Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule III.

(b) Operating Tenant has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Operating Tenant is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Operating Tenant possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Operating Tenant is the management and operation of the Property. The ownership interests of Operating Tenant are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2 Proceedings. Each of Borrower and Operating Tenant has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Operating Tenant and constitute the legal, valid and binding obligations of Borrower and Operating Tenant enforceable against Borrower and Operating Tenant in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by any Significant Party, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Operating Tenant pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower or Operating Tenant is a party or by which any of Borrower or Operating Tenant’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or Operating Tenant or any of Borrower’s or Operating Tenant’s its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by any Significant Party, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting any Significant Party or the Property, which actions, suits or proceedings, if determined against such Significant Party or the Property, are reasonably like to have a Material Adverse Effect.

4.1.5 Agreements. Neither Borrower nor Operating Tenant is a party to any agreement or instrument or subject to any restriction that might materially and adversely affect Borrower, Operating Tenant or the Property, or Borrower’s and/or Operating Tenant’s business, properties or assets, operations or condition, financial or otherwise. Neither Borrower nor Operating Tenant is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Operating Tenant, or the Property is bound. Neither Borrower nor Operating Tenant has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Operating Tenant is a party or by which Borrower, Operating Tenant or the Property is otherwise bound, other than (a) any obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof or (b) the obligations under the Loan Documents and the Operating Lease.

4.1.6 Title. Borrower has good, marketable and insurable fee simple title to the Property free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Mortgage, the Assignment of Leases, and the Security Assignment of Operating Lease, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases and the Operating Lease), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7 Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower or Operating Tenant or any of their respective constituent Persons, and neither Borrower, Operating Tenant nor any of their respective, constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Operating Tenant nor any of their respective constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower or Operating Tenant’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it, Operating Tenant or any of their respective constituent Persons.

4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender that adversely affects, or as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9 No Plan Assets. Neither Borrower nor Operating Tenant is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower or Operating Tenant constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) neither Borrower nor Operating Tenant is a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) transactions by or with Borrower or Operating Tenant are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect that prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance. Borrower, Operating Tenant and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Neither Borrower nor Operating Tenant is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, Operating Tenant or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s or Operating Tenant’s obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) fairly and accurately represent the financial condition of the Significant Parties and the Property as of the date of such reports, and (iii) to the extent audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect on the Property or the operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan shall be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (that are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Neither Borrower nor Operating Tenant is a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. The Property is comprised of one (1) or more parcels that constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17 Assessments. To Borrower’s best knowledge, there are (a) no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, and (ii) no contemplated improvements to the Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Principal, or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Borrower, Principal, and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases or the Operating Lease or any portion of the Rents due and payable or to become due and payable that are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender valid certificates of insurance evidencing the Policies along with evidence satisfactory to Lender of the payment in full of all premiums required thereunder. No claims have been made under any such Policies, and no Person, including Borrower, has done, by act or omission, anything that would impair the coverage of any such Policies. Borrower shall use commercially reasonable efforts to obtain and deliver to Lender certified copies of the Policies as soon as practicable after the date of this Agreement.

4.1.21 Use of Property. The Property is used exclusively as a hotel and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and/or operation of the Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.1.23 Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.

4.1.24 Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good condition, order and repair in all material respects. There exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof that would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. All of the Improvements that were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those that are insured against by the Title Insurance Policy.

4.1.26 Leases. The Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases and the Operating Lease. The current Leases and the Operating Lease are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases and the Operating Lease delivered to Lender are true and complete, and there are no oral agreements with Borrower or Operating Tenant with respect thereto. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by the landlord/lessor under each Lease and the Operating Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord/lessor to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or the Operating Lease or of the Rents received therein that is still in effect. No tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant or Operating Tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant or Operating Tenant and its employees occupy such leased premises. No tenant under any Lease or the Operating Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part. No tenant under any Lease or the Operating Lease has any right or option for additional space in the Improvements. To the best of Borrower’s knowledge, Operating Tenant is a Taxable REIT Subsidiary as defined in Section 856(l) of the Code.

4.1.27 Survey. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting the Property or the title thereto.

4.1.28 Principal Place of Business; State of Organization. Borrower is organized under the laws of the State of Delaware and Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Operating Tenant is organized under the laws of the State of Maryland.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith, and the Mortgage and the other Loan

Documents have been validly executed and delivered and are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Delaware limited liability company that is a Special Purpose Entity, and (ii) Operating Tenant is, shall be and shall continue to be a Maryland corporation that is a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) All of the assumptions made in the Insolvency Opinion, including, any exhibits attached thereto, are true and correct in all respects material to the opinions set forth therein and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including any exhibits attached thereto, will have been and will be true and correct in all respects. Borrower has complied and shall comply with, and each of Operating Tenant and Principal has complied and Borrower will cause Operating Tenant and Principal to comply with, all of the assumptions made with respect to Borrower, Operating Tenant and Principal in the Insolvency Opinion. Borrower shall, and shall cause Operating Tenant and Principal, to have complied with and will comply with all of the assumptions made with respect to Borrower, Operating Tenant and Principal in any Additional Insolvency Opinion. Each entity other than Borrower, Operating Tenant and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion shall have complied and shall comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is an eligible independent contractor with the meaning of §856(d)(a) of the Code.

4.1.32 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender including rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise would have a Material Adverse Effect. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Neither Borrower nor Operating Tenant is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation that purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal or Operating Tenant shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws, with the result that the investment in Borrower, Principal or Operating Tenant, as applicable (whether directly or indirectly), is or would be prohibited by law (each, an “Embargoed Person”) or the Loan made by Lender is or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, Principal or Operating Tenant, as applicable, with the result that the investment in Borrower, Principal, or Operating Tenant, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law; and (c) none of the funds of Borrower, Principal, Operating Tenant or Guarantor, as applicable, shall be derived from any unlawful activity by Borrower, Principal or Operating Tenant with the result that the investment in Borrower, Principal or Operating Tenant, as applicable (whether directly or indirectly), is or would be prohibited by law or the Loan is or would be in violation of law.

4.1.36 Cash Management Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of each of the States of California, Delaware and Maryland) in the Deposit Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, neither Borrower nor Operating Tenant has sold or otherwise conveyed the Deposit Account and Cash Management Account;

(b) [Intentionally Omitted]

(c) Each of the Deposit Account and Cash Management Account constitute “deposit accounts” within the meaning of the Uniform Commercial Code of the States of California, Delaware and Maryland;

(c) Pursuant and subject to the terms hereof, the Lockbox Bank has agreed to comply with all instructions originated by Lender and Borrower, as applicable, without further consent by Borrower or Operating Tenant, as applicable, directing disposition of the Deposit Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(f) The Borrower Lockbox Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 5

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall, and shall cause Operating Tenant to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to Borrower, Operating Tenant and the Property. There shall never be committed by Borrower, and Borrower shall not permit Operating Tenant or any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to, and shall cause Operating Tenant not to, commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall, and shall cause Operating Tenant to, at all times maintain, preserve and protect all franchises and trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall, and shall cause Operating Tenant to, keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Operating Tenant or the Property or any alleged violation of any Legal Requirement, provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) Borrower or Operating Tenant is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or Operating Tenant is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall, and shall cause Operating Tenant to, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Operating Tenant and/or the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, prior to delinquency; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as the reserves for same are adequately maintained pursuant to Section 7.2 hereof.. Borrower shall deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever that may be or become a Lien or charge against the Property and that is prohibited in accordance with Section 5.2.2 hereof, and shall pay for all utility services provided to the Property prior to delinquency. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or other Liens, provided, that: (a) no Default or Event of Default has occurred and remains uncured; (b) Borrower is permitted to contest same under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties that may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, Principal, Operating Tenant and/or Guarantor that might materially adversely affect Borrower’s, Principal’s, Operating Tenant’s or Guarantor’s condition (financial or otherwise) or business or the Property.

5.1.4 Access to Property. Borrower shall, and shall cause Operating Tenant to, permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (that may be given verbally).

5.1.5 Notice of Default. Borrower shall, and shall cause Operating Tenant to, promptly advise Lender of any material adverse change in Borrower’s, Principal’s, Operating Tenant’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower or Operating Tenant has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall, and shall cause Operating Tenant to, cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority that may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall, and shall cause Operating Tenant to, observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower and/or Operating Tenant. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement including the provisions of Section 10.13 hereof.

5.1.8 Award and Insurance Benefits. Borrower shall, and shall cause Operating Tenant to, cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, and shall cause Operating Tenant to, at Borrower’s and/or Operating Tenant’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or that are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Mortgage Taxes. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

5.1.11 Financial Reporting.

(a) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or the Manager (if Manager is Hilton Hotels Corporation) or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of a Sweep Event, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower shall furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of the Property’s and Guarantor’s (which may be consolidated) annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower, Guarantor, and the Property and a balance sheet for the Property and Guarantor. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net

Operating Income, Gross Income from Operations and Operating Expenses. The Property’s and Guarantor’s annual financial statements shall be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, (ii) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant, and (iii) an Officer’s Certificate certifying that (x) the Capital Expenditures for such year and (y) each annual financial statement presents fairly the financial condition and the results of operations of Borrower, Guarantor and the Property being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower or Guarantor, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) (y) For the first twelve (12) months after the date of this Agreement, Borrower shall deliver, or cause to be delivered, all of the following with respect to the previous calendar month within thirty (30) days after the close of each calendar month, such period to be extended as necessary so long as Borrower is diligently attempting to obtain such items from Manager and (z) beginning thirteen (13) months after the date of this Agreement, Borrower shall deliver, or cause to be delivered, all of the following with respect to the previous fiscal quarter within forty-five (45) days after the close of each fiscal quarter, accompanied in each instance by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (i) monthly (or quarterly, as applicable) and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month (or quarter, as applicable), noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the FF&E Reserve Funds), and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such period, and containing a comparison of budgeted income and expenses, all in form satisfactory to Lender; and (ii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of each calendar quarter, as applicable. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

(d) If requested by Lender, Borrower shall provide Lender, promptly upon request, with the following financial statements if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan together with any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan together with any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization:

(i) A balance sheet with respect to the Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Property for the three most recent fiscal years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the “Standard Statements”); provided, however, if the Property is not a hotel, nursing home, or other property that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements and has been acquired by Borrower from an unaffiliated third party (such Property, “Acquired Property”), as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this Section, Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X (“Acquired Property Statements”).

(ii) Not later than forty-five (45) days after the end of each fiscal quarter following the date hereof, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were permitted to be provided hereunder pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

(iii) Not later than one hundred twenty (120) days after the end of each fiscal year following the date hereof, a balance sheet of the Property as of the end of such fiscal year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

(iv) Within thirty (30) days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each, an “Offering Document Date”) of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (d)(i) above; provided, that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

(e) If requested by Lender, Borrower shall provide to Lender, promptly upon request, summaries of the financial statements referred to in Section 5.1.11(d) hereof if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for “summarized financial information,” as defined in Section 210.1-02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

(f) All financial statements provided by Borrower hereunder pursuant to Section 5.1.11(d) and (e) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements referred to in Sections 5.1.11(d)(i) and 5.1.11(d)(iii) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial statements (audited or unaudited) provided by Borrower under Section 5.1.11(d) and (e) shall be accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.11(f). Notwithstanding any provision herein to the contrary, it is acknowledged that Borrower will not be required to provide audited financial statements for fiscal year 2004.

(g) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter, an “Exchange Act Filing”) or as shall otherwise be reasonably requested by Lender.

(h) If Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.1.11(d), (e) and (f) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

(i) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

(j) Upon the occurrence and during the continuance of a Sweep Event, so long as Hilton Hotels Corporation is the Manager, Borrower shall (i) deliver to Lender immediately upon receipt from Manager the Operating Budget and the Capital Renewals Budget (each as defined in the Management Agreement), and any proposed modifications thereto, (ii) not approve or object to the Operating Budget or Capital Renewals Budget without Lender’s prior approval, and (iii) not approve or object to any proposed modification to the approved Operating Budget and Capital Renewals Budget without Lender’s prior approval. Borrower shall reimburse Lender promptly upon Lender’s request for any costs and expenses incurred by Lender in connection with such review of the Operating Budget and Capital Renewals Budget.

(k) In addition to and notwithstanding the foregoing, upon request by Lender, which upon the occurrence of and during the continuance of a Sweep Event may be on a quarterly basis, so long as Hilton Hotels Corporation is the Manager, Borrower shall cause Manager to permit Lender or its agents to enter upon the Property, inspect and examine the financial books and records of the Property, and compare such books and records to the Operating Budget and Capital Renewals Budget, so long as such inspections are without any material disruption to the operation and business of the Property. Borrower shall reimburse Lender promptly upon Lender’s request for any costs and expenses incurred by Lender in connection with such review of the books and records of the Property.

5.1.12 Business and Operations. Borrower shall, and shall cause Operating Tenant to, continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower shall, and shall cause Operating Tenant to, qualify to do business and shall remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.13 Title to the Property. Borrower shall, and shall cause Operating Tenant to, warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage, the Assignment of Leases, and the Security Assignment of Operating Lease, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.

(a) After request by Lender from time to time, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the performance of the Obligations, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall cause Operating Tenant to deliver to Lender upon request from time to time and subject to the terms of the Leases, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender; provided, that, Borrower and/or Operating Tenant shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(c) Borrower shall deliver to Lender upon request from time to time, an estoppel certificate from Operating Tenant with respect to the Operating Lease in form and substance reasonably satisfactory to Lender; provided, that, Borrower and/or Operating Tenant shall not be required to deliver such certificate more frequently than two (2) times in any calendar year.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Performance by Borrower and Operating Tenant. Borrower shall, and shall cause Operating Tenant to, in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and/or Operating Tenant and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower and/or Operating Tenant without the prior consent of Lender.

5.1.18 Confirmation of Representations. Borrower shall, and shall cause Operating Tenant to, deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Operating Tenant and Principal as of the date of the Securitization, the costs of which shall be included in the Securitization Cost Cap.

5.1.19 No Joint Assessment. Borrower shall not, and shall cause Operating Tenant to not, suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) that constitutes real property with any portion of the Property that may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes that may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 Leasing Matters. Any Leases with respect to the Property executed after the date hereof, for more than 5,000 square feet (“Lease Threshold Amount”) shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms that would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower shall, and shall cause Operating Tenant to, (a) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or Operating Tenant or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease covering more than the Lease Threshold Amount shall be permitted without the consent of Lender; (c) not collect any of the rents more than one (1) month in advance (other than security deposits); (d) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (e) not alter, modify or change the terms of any Lease in excess of the Lease Threshold Amount in a manner inconsistent with the provisions of the Loan Documents; and (f) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not, and shall cause Operating Tenant to not, enter into a lease of all or substantially all of the Property without Lender’s prior consent.

5.1.21 Alterations. Borrower shall, and shall cause Operating Tenant to, obtain Lender’s prior consent to any alterations to any Improvements, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with: (X) any alterations to the Improvements (excluding Decorative Changes) that will not have a Material Adverse Effect, provided, that, such alterations (a) are made in connection with the tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof and (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and (c) the aggregate cost thereof does not exceed One Million and 00/100 Dollars ($1,000,000.00) (the “Alterations Threshold Amount”), or (c) are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement; or (Y) so long as a DSCR Failure has not occurred, any Decorative Changes. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property shall at any time exceed the Alterations Threshold Amount, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (iv) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution (A) having a rating by S&P of not less than “A-1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender, and (B) that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alterations Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22 Operation of Property.

(a) Borrower shall cause the Property to be operated, in all material respects, in accordance with the Operating Lease and the Management Agreement or Replacement Management Agreement, as applicable. If the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrower shall, and shall cause Operating Tenant to: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by Borrower and/or Operating Tenant under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, material notice, material report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

(c) Borrower shall, and shall cause Operating Tenant to: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by Borrower and/or Operating Tenant under the Operating Lease and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Operating Lease of which it is aware; (iii) promptly deliver to Lender a copy of each notice received by it under the Operating Lease; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Borrower and Operating Tenant under the Operating Lease, in a commercially reasonable manner.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it shall not do, nor, if applicable, shall it permit Operating Tenant to do, directly or indirectly, any of the following:

5.2.1 Operation of Property.

(a) Borrower shall not, and shall cause Operating Tenant to not, without Lender’s prior consent (which consent shall not be unreasonably withheld: (i) subject to Section 9.5 hereof, surrender, terminate or cancel the Management Agreement; provided, that Borrower (or Operating Tenant on Borrower’s behalf) may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement, so long as Borrower reimburses Lender for any costs and expenses (including attorneys fees) incurred in connection with the preparation and negotiation of the Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not, and shall cause Operating Tenant to not, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion.

(c) Borrower shall not, and shall cause Operating Tenant to not, without Lender’s prior consent, (i) surrender, terminate or cancel the Operating Lease, or (ii) reduce or consent to the reduction of the term of the Operating Lease; (iii) increase or consent to the increase of the amount of any charges or fees under the Operating Lease; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its material rights and remedies under, the Operating Lease in any material respect.

5.2.2 Liens. Borrower shall not, and shall not cause Operating Tenant to not, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

(i) Permitted Encumbrances;

(ii) Liens created by or permitted pursuant to the Loan Documents; and

(iii) Liens for Taxes or Other Charges not yet due.

5.2.3 Dissolution. Borrower shall not, and shall cause Operating Tenant to not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the

Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower or Operating Tenant except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, or (e) cause Principal, or Operating Tenant to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Principal, or Operating Tenant would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of Principal, or Operating Tenant, in each case, without obtaining the prior consent of Lender.

5.2.4 Change in Business. Borrower shall not, and shall cause Operating Tenant to not, enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Borrower shall not, and shall cause Operating Tenant to not, cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower or Operating Tenant by any Person, except for adequate consideration and in the ordinary course of Borrower’s and Operating Tenant’s business.

5.2.6 Zoning. Borrower shall not, and shall cause Operating Tenant to not, initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender.

5.2.7 No Joint Assessment. Borrower shall not, and shall cause Operating Tenant to not, suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property that may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes that may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.8 Principal Place of Business and Organization. (a) Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall authorize the filing of additional financing statements, security agreements and other instruments that may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

(b) Borrower shall not permit Operating Tenant to change its principal place of business set forth in the Operating Lease without first giving Lender at least thirty (30) days prior notice. Borrower shall not permit Operating Tenant to change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall cause Operating Tenant to authorize the filing of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.9 ERISA.

(a) Borrower shall not, and shall cause Operating Tenant to not, engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to, and shall cause Operating Tenant to, deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) neither Borrower nor Operating Tenant is an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) neither Borrower nor Operating Tenant is subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in Borrower or Operating Tenant are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower or Operating Tenant is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C) Borrower or Operating Tenant qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.10 Transfers.

(a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

(b) Without the prior consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to, (i)

sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein, or (ii) permit a Sale or Pledge of an interest in the Property or in any Restricted Party (collectively, a “Transfer”), other than (x) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof, and (y) the disposition of Equipment and other Personal Property pursuant to the replacement thereof or otherwise in the ordinary course of the operation of the Property.

(c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property, or any part thereof, for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

(d) Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed to be a Transfer: (i) the sale or transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the equity interests in a Restricted Party; provided, however, no such sales or transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such sale or transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed sale or transfer and (ii) the sale or transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such sales or transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such sale or transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed sale or transfer, and (iii) the sale, transfer or issuance of stock in Guarantor, provided such stock is listed on the New York Stock Exchange or such other nationally recognized stock exchange. In addition, at all times, Guarantor (or any successor-in-interest permitted under subsection (d)(iii) above) must continue to control Borrower and own, directly or indirectly, at least a ninety-five percent (95%) interest in Borrower.

(e) At Lender’s election, in its sole discretion, Lender will not unreasonably withhold its consent to a Transfer (other than a Transfer made in accordance with the foregoing Section 5.2.10(d)) upon (i) a modification of the terms hereof, the Note, the Mortgage or the other Loan Documents; (ii) an assumption of this Agreement, the Note, the Mortgage and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 9.4 hereof; (iii) payment of all of fees and expenses incurred in connection with such Transfer including, without limitation, the cost of any third party reports, legal fees and expenses, Rating Agency fees and expenses or required legal opinions; (iv) the payment of a non-refundable $5,000 application fee and an assumption fee equal to (A) $100,000 for the first such assumption, and (B) one-half percent (.5%) of the Outstanding Principal Balance for each subsequent assumption; (v) the delivery of a nonconsolidation opinion reflecting the proposed Transfer satisfactory in form and substance to Lender; (vi) the proposed transferee’s continued compliance with the representations and covenants set forth in Section 4.1.30 and Section 5.2.9 hereof; (vii) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such Transfers are in accordance with the then current standards of Lender and the Rating Agencies; (viii) prior to any release of the Guarantor, a substitute guarantor reasonably acceptable to Lender shall have assumed the Guaranty executed by Guarantor or executed a replacement guaranty reasonably satisfactory to Lender; (ix) if required by Lender, confirmation in writing from the Rating Agencies to the effect that such Transfer will not result in a re-qualification, reduction or withdrawal of the then current rating assigned to the Securities or any class thereof in any applicable Securitization; and (x) prior to the consummation of a Securitization, the proposed transferee is a Qualified Transferee. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

5.2.11 Membership Loans. Lender acknowledges that Borrower may obtain Membership Loans (as defined above in the definition of “Special Purpose Entity”) provided the following conditions are satisfied in connection with each Membership Loan: (i) the principal amount of the Membership Loan, when added to the principal amount of each other outstanding Membership Loan does not exceed the amount of $2,655,000.00; (ii) each Membership Loan is unsecured; (iii) the terms of each Membership Loan are in accordance with the operating agreement approved by Lender; (iv) the promissory note and other documents evidencing each Membership Loan are approved by Lender in its reasonable discretion; and (v) the holder of each Membership Loan executes a subordination agreement acceptable to Lender upon Lender’s request.

5.2.12 Franchise Provisions.

(a) Borrower shall obtain the approval of Lender, which approval shall not be unreasonably withheld or delayed by Lender, before entering into any franchise agreement (the “Franchise Agreement”) with any Franchisor that provides for, or permits, the operation of the

Property under such Franchisor’s brand or “flag.” Any Franchise Agreement must include, among other things, rights in the Franchisor’s reservation system and a term of not less than the remaining Term. Borrower shall deliver to Lender any such Franchise Agreement for Lender’s review and approval. Lender expressly acknowledges and agrees that Hilton Inns, Inc. is an acceptable Franchisor and that certain Franchise License Agreement, dated as of June 23, 2005 as amended between Hilton Inns, Inc. and Operating Tenant relating to the Property is an acceptable Franchise Agreement.

(b) If Borrower shall enter into any Franchise Agreement, Lender shall receive within thirty (30) days following the execution of such Franchise Agreement a comfort letter from the franchisor identified in the Franchise Agreement (the “Franchisor”) in which Franchisor shall agree (i) that Lender shall have the right, but not the obligation, to cure any defaults under the Franchise Agreement; (ii) to give Lender written notice of, and a reasonable time to cure, any default of Borrower under the Franchise Agreement; (iii) not to assert against Lender any defaults that by their nature are personal to Borrower and are not curable by Lender; (iv) to allow Lender to change managers of the Property; (v) that, if Lender or its affiliate shall acquire title to the Property, Lender or its affiliate shall have an option to succeed to the interest of Borrower under the Franchise Agreement (or to be granted a new Franchise agreement on the same terms as the Franchise Agreement) without payment of any fees to Franchisor (other than nominal, processing fees); (vi) that the Franchise Agreement shall remain in effect during any foreclosure proceedings by Lender provided Lender cures all monetary defaults under the Franchise Agreement; (vii) not to modify, cancel, surrender or otherwise terminate the Franchise Agreement during the term without the consent of Lender; and (viii) that if Lender or its affiliate succeeds to Borrower’s interest under the Franchise Agreement, Lender may assign its rights therein to any entity which acquires the Property from Lender or its affiliate (subject to Franchisor’s reasonable approval). The foregoing to the contrary notwithstanding, Lender will not unreasonably withhold approval of Franchisor’s standard form of “comfort letter” addressing those matters set forth above.

(c) Borrower shall not, and Borrower shall not permit Operating Tenant or any Affiliate to, modify, cancel, surrender or otherwise terminate the Franchise Agreement during the Term without the consent of Lender. Borrower shall promptly deliver to Lender copies of any notices of default sent or received by or on behalf of Borrower, Operating Tenant or any of its Affiliates under the Franchise Agreement.

5.2.13 Notice of Default. Any notice received by Borrower or Operating Tenant from the Glendale Redevelopment Agency regarding a default under the Easement or the Grant Deed (each as defined below) shall be delivered to Lender within 5 days upon receipt thereof; and Lender and any officer or agent thereof, may (but is not required to) cure any such default. For purposes herein, Lender is hereby irrevocably granted and appointed with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion, for the purpose of curing any such default and continuing the operations at the Property in accordance with this Agreement, and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable.

ARTICLE 6

INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the Outstanding Principal Balance; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Fifty Thousand and No/100 Dollars ($50,000) for all such insurance coverage; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the lesser of (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in any coastal region, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be (1) on terms consistent with the comprehensive all risk insurance policy required under this subsection (i) and (2) subject to deductibles not to exceed five percent (5%) of Net Operating Income;

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Three Million and No/100 Dollars ($3,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

(iii) rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement that provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Income from Operations for a period of eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Income from Operations for the succeeding eighteen- (18) month period. Nothing set forth in this Agreement shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) if the Property includes commercial property, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella liability insurance in an amount not less than Twenty Million and No/100 Dollars ($20,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00);

(ix) INTENTIONALLY OMITTED;

(x) the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of foreign terrorism and acts of foreign terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of foreign terrorism on terms (including amounts, except as provided for below) consistent with those required under Sections 6.1(a)(i) and (iii) above at all times during the term of the Loan; provided, that, Borrower shall not be required to maintain foreign terrorism coverage for amounts in excess of the amount of coverage that, Lender reasonably determines, could be obtained upon the payment of an annual premium in an amount (the “Terrorism Insurance Cap”) equal to the lesser of: (X) $67,000.00; and (Y) two and one-half (2.5) times the lowest bid received by Borrower from an insurance company satisfying the requirements of Section 6.1(b) for a Stand Alone Terrorism Insurance Policy (herein defined) in the amount of $90,000,000.00 for this Property, provided that Borrower provides Lender with a written copy of such bid within sixty (60) days of the date hereof, failing which, the Terrorism Insurance Cap shall equal $67,000.00. As used herein, a “Stand Alone Terrorism Insurance Policy” shall mean a policy of insurance issued on a “stand alone” basis covering the same risks and perils and otherwise upon the terms (excluding amounts) as would be covered if such foreign terrorism insurance was provided through the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above; and

(xi) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards that at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or better; provided, that, if any insurance required pursuant to this Section 6.1(a) shall be issued by a syndicate of insurers, the preceding claims paying ability rating shall be deemed satisfied if (i) the first layer position is held by an insurance company having a claims paying ability rating of “A” by S&P or better; (ii) the first layer position is a size reasonably acceptable to Lender; (iii) if there are between two (2) and four (4) members of the syndicate, at least seventy-five percent (75%) of the insurance provided by the syndicate is maintained by insurance companies having a claims paying ability rating of “A” or better and the balance of the insurance provided by the syndicate is maintained with insurance companies having a claims paying ability rating of at least “BBB” by S&P and, if applicable, “Baa2” by Moody’s (iv) if there are five (5) or more members of the syndicate, at least sixty percent (60%) of the insurance provided by the syndicate is maintained by insurance companies having a claims paying ability rating of “A” by S&P or better and the balance of the insurance provided by the syndicate is maintained with insurance companies leaving a Claims paying ability rating of at least “BBB” by S&P and, if applicable, “Baa2” by Moody’s; and (v) all members of any such syndicate are responsible companies licensed to do business in the State. The Policies described in Section 6.1(a) (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender (and its affiliates) as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy that might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice (or ten (10) days’ notice with respect to non-payment) to Lender and any other party named therein as an additional insured;

(iii) the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall give notice (which notice may be oral) thereof to Borrower and Borrower shall within one (1) Business Day of such notice, deliver such written evidence as Lender shall reasonably require that all policies are in full force and effect. If Borrower does not provide Lender with such evidence that all Policies are in full force and effect within one (1) Business Day of Lender’s notice, Lender shall have the right, without further notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of the Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (“Net Proceeds Threshold Amount”) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. Any implied covenant in this Agreement restricting the right of Lender to make such an election is waived by Borrower. In addition, Borrower hereby waives the provisions of any law prohibiting Lender from making such an election, including, without limitation, the provisions of California Code of Civil Procedure commencing with Section 1265.210 (as amended).

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds shall be less than the Net Proceeds Threshold Amount and the costs of completing the Restoration shall be less than the Net Proceeds Threshold Amount, the Net Proceeds shall be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than the Net Proceeds Threshold Amount or the costs of completing the Restoration is equal to or greater than the Net Proceeds Threshold Amount, the Net Proceeds shall be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole discretion that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no material portion of the Improvements is located on such land;

(C) Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note that will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(E) Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) such time as may be required under applicable Legal Requirements, or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

(F) the Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(G) Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

(I) upon completion of the Restoration, the projected Net Operating Income for the following twelve (12) month period as reasonably estimated by Lender, shall be sufficient to achieve a Debt Service Coverage Ratio of at least 1.15 to 1.00.

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of Restoration.

(ii) The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property that have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). In connection with the delivery of the plans and specifications to Lender and/or Casualty Consultant by Borrower, if Borrower marks such delivery with a legend marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “ATTACHED PLANS AND SPECIFICATIONS DEEMED APPROVED IF NO

RESPONSE WITHIN FIFTEEN (15) BUSINESS DAYS,” and Lender and/or the Casualty Consultant fails to respond to the delivery of such plans and specifications within such fifteen (15) Business Day period, Lender shall be deemed to have approved such Plans and Specifications. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the reasonable fees of the Casualty Consultant’s, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender shall release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company, and, provided that the State in which the Property is located is a jurisdiction in which the priority of the Lien of the Mortgage will not be affected by intervening mechanic’s liens, the Lender receives an update to the Title Insurance Policy indicating the continued priority of the Lien of the Mortgage. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, that has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs that are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for Restoration, or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward the payment of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion.

BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT IS AWARE OF AND UNDERSTANDS SCHOOLCRAFT V. ROSS (81 CAL. APP. 3D 75 (1981)) AND ITS PROGENY AS WELL AS CALIFORNIA CIVIL CODE SECTION 2924.7 AND FINANCIAL CODE SECTIONS 1227.3 AND 7462, THAT PERMIT LENDER TO REQUIRE INSURANCE BUT OBLIGATE LENDER TO ALLOW BORROWER TO USE CASUALTY INSURANCE PROCEEDS FOR THE PURPOSE OF REPAIRING OR RESTORING THE REAL PROPERTY PLEDGED AS SECURITY FOR THE BORROWER’S OBLIGATIONS TO LENDER UNLESS LENDER’S SECURITY HAS BEEN IMPAIRED. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT, IN THE EVENT OF A CASUALTY TO THE PROPERTY, IF BORROWER FAILS TO REPAIR OR RESTORE THE PROPERTY IN A MANNER CONSISTENT WITH THIS SECTION 6.4(c), REGARDLESS OF WHETHER SUCH FAILURE IS THE RESULT OF ANY VOLUNTARY ACTION OR INACTION BY BORROWER, OR ANY ACT OR DETERMINATION OF ANY GOVERNMENTAL AUTHORITY (WHETHER PURSUANT TO ANY ZONING, LAND USE OR OTHER ORDINANCE, CODE, REGULATION OR REQUIREMENT OR OTHERWISE), SUCH FAILURE IS AND SHALL BE DEEMED A SUBSTANTIAL IMPAIRMENT OF THE PROPERTY ENTITLING LENDER TO APPLY THE NET INSURANCE PROCEEDS TO THE INDEBTEDNESS IN SUCH ORDER AND MANNER AS LENDER MAY ELECT, WHETHER OR NOT DUE AND PAYABLE, WITH ANY EXCESS PAID TO BORROWER. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER

HEREBY ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS PROVISION HAVE BEEN SPECIFICALLY BARGAINED FOR AND ARE A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND WITHOUT WHICH LENDER WOULD NOT MAKE THE LOAN.

Borrower’s Initials:

(d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE 7

RESERVE FUNDS

Section 7.1 Required Repair Funds.

7.1.1 Deposits. Borrower shall perform the repairs at the Property as more particularly set forth on Schedule II hereto and in the Property Condition Assessment prepared by Jones, Hill, McFarland & Ellis and dated June 16, 2005 (such repairs hereinafter collectively referred to as “Required Repairs”). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II hereto. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs by the required deadline for each repair as set forth on Schedule II, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs or toward reduction of the Outstanding Principal Balance in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender $348,950.00 to perform Required Repairs. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.5 hereof. Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account.”

7.1.2 Release of Required Repair Funds. (a) Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrower of each of the following conditions with respect to each disbursement: (i) Borrower shall submit a written request for payment to Lender (with a copy to the Title Company) at least thirty (30) days prior to the date on which Borrower requests such payment be made, which request specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender and the Title Company shall have received an Officer’s Certificate (A) stating that all

Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such Officer’s Certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement for work completed and/or materials furnished to date, such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender and the Title Company, and (iv) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if the total amount in the Required Repair Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

(b) Nothing in this Section 7.1.2 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to complete any Required Repairs.

(c) Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 7.1.2(c).

(d) If a disbursement will exceed $25,000.00, Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Required Repairs Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(e) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided worker’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs. All such policies shall be in form and amount reasonably satisfactory to Lender.

7.1.3 Balance in Required Repair Account. The insufficiency of any balance in the Required Repair Account shall not relieve Borrower from its obligation to perform the Required Repairs in a good and workmanlike manner and in accordance with all Legal Requirements. If the repairs set forth on Schedule II are completed and there are excess funds in the Required Repair Account, such excess funds shall be returned to Borrower.

Section 7.2 Tax and Insurance Escrow Funds.

(a) Borrower shall pay to Lender, concurrently with the Monthly Payment due under the Note, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual Taxes that will next become due and payable on the Property (“Special Tax Escrow”). The provisions of Section 7.2(c) hereof with respect to escrow for Taxes shall not be applicable until and unless Lender elects to apply such provisions following (i) a default or failure by Borrower to pay Taxes when due or provide evidence of such payment as required in this Agreement or (ii) the occurrence of a Sweep Event.

(b) So long as Borrower maintains blanket policies of insurance in accordance with Section 6.1 hereof, the provisions of Section 7.2(c) hereof with regard to Insurance Premiums shall not be effective until and unless Lender elects to apply such provisions following (i) the issuance by any insurer or its agent of any notice of cancellation, termination, or lapse of any insurance coverage required under Section 6.1 hereof, (ii) any cancellation, termination, or lapse of any insurance coverage required under Section 6.1 hereof whether or not any notice is issued, or (iii) Lender having not received from Borrower evidence of insurance coverages as required by and in accordance with the terms of Section 6.1 hereof.

(c) Except as otherwise provided in Sections 7.2(a) and (b) hereof, Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the foregoing amounts deposited with Lender on the date hereof and in clauses (a) and (b) above are hereinafter called the “Tax and Insurance Escrow Funds”). The Tax and Insurance Escrow Funds and the payment of the monthly Debt Service shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Unless an Event of Default occurs and is continuing, Lender shall apply the Tax and Insurance Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Funds. Any amount remaining in the Tax and Insurance

Escrow Funds after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

Section 7.3 FF&E Reserve.

7.3.1 FF&E Reserve Funds. Following a DSCR Failure and for so long as a DSCR Failure continues, Borrower shall pay to Lender on each Payment Date, for deposit in an FF&E Reserve Account (“FF&E Reserve Account”), the sum of $70,833.00 (the “FF&E Reserve Monthly Deposit”) for the repair and replacement of the FF&E until the amount in the FF&E Reserve Account equals $2,550,000.00 (“Target Escrow Balance”), provided, however, that if the Target Escrow Balance is achieved but funds are subsequently disbursed so that the balance in the FF&E Reserve Account is less than the Target Escrow Balance, Borrower shall be required to resume paying the FF&E Reserve Monthly Deposit on each Payment Date until the Target Escrow Balance has again been achieved. Amounts deposited in the FF&E Reserve Account shall hereinafter be referred to as the “FF&E Reserve Funds”. Lender may reassess its estimate of the amount necessary for the FF&E Reserve Funds from time to time, and may increase the monthly amounts required to be deposited into the FF&E Reserve Account upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property.

7.3.2 Disbursements from FF&E Reserve Account. Lender shall (except after the occurrence of a Default) make disbursements from the FF&E Reserve Account as requested by Borrower, and approved by Lender in its sole discretion, no more frequently than once in any thirty (30) day period and of no less than $5,000.00 per disbursement, upon delivery by Borrower of Lender’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender for requests in excess of $100,000.00 for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $100,000.00 for which reimbursement is sought. Following the occurrence of a Default, Lender shall make disbursements from the FF&E Reserve Account as requested by Borrower only for repairs and replacements of FF&E which (i) are of an emergency nature as determined by Lender in its sole discretion or (ii) or were approved by Lender prior to the occurrence of the Default.

7.3.3 Balance in the FF&E Account. The insufficiency of any balance in the FF&E Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4 Mold Remediation Reserve. On or before June 30, 2006 (the “Mold Remediation Date”) Borrower shall complete each of the following (collectively, the “Mold

Remediation”) in accordance with all Legal Requirements and the recommendations contained within the Phase I and Industrial Hygiene Observation Report issued by Jones, Hill, McFarland & Ellis and Professional Service Industries, Inc., dated May 18, 2005, and June 23, 2005, respectively (collectively, “Phase I”): (i) reseal all window seats and window components as needed to properly deter the entrance of moisture; (ii) clean all visible mold and replace all wallpaper in the area of the windows that have been impacted by mold; (iii) inspect guest rooms 415 and 1711 to determine if there is a plumbing leak, and if so, to complete the necessary repairs; (iv) install water proof covering in the bathroom shower area walls in each guest room; and (v) install sprinkler guards on overhead sprinklers in each guest room closet.

On the Closing Date, Borrower shall deposit with Lender $56,250.00 (“Mold Remediation Funds”) to perform the Mold Remediation. Amounts so deposited with Lender shall be held by Lender in accordance with the terms hereof and disbursed upon timely satisfaction of the following (collectively, the “Mold Remediation Disbursement Requirements”) on or before the Mold Remediation Date: (i) no Event of Default shall have occurred and no event shall have occurred that with the passage of time or delivery of notice would be deemed an Event of Default; (ii) Borrower shall have delivered to Lender evidence satisfactory to Lender indicating that the Mold Remediation has been completed in a workmanlike manner and in accordance with all Legal Requirements, which evidence shall include a letter or certificate issued by the entity that issued the Phase I or another environmental consultant acceptable to Lender in its discretion; and (iii) Borrower shall have submitted to Lender copies of all bills, invoices, work orders, purchase orders, checks, and all other documentation explaining the work performed, the cost of the material and labor therefor, and evidence of full payment.

If the Mold Remediation Disbursement Requirements are not timely satisfied, the Mold Remediation Funds may in Lender’s discretion (i) be held by Lender for the term of the Loan as additional security for the Obligations or (ii) applied by Lender to complete the Mold Remediation.

Upon the occurrence of an Event of Default hereunder, Lender, at its option, may withdraw all Mold Remediation Funds from the account in which the Required Repair Funds are held (“Mold Remediation Account”) and Lender may apply such funds either to completion of the Mold Remediation or toward reduction of the Outstanding Principal Balance in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Mold Remediation Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

Section 7.5 Reserve Funds, Generally.

(a) Borrower grants to Lender a first-priority perfected security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for the Obligations. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for payment of the Obligations. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(b) Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund, except that all interest or other earnings on the Tax and Insurance Escrow Funds shall be retained by Lender. Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable federal, state and local rules, regulations and laws, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Fund was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds. No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.4. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

(d) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services that are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

ARTICLE 8

DEFAULTS

Section 8.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid when due;

(ii) if any Other Obligation is not performed in accordance with the terms and conditions of this Agreement and the other Loan Documents;

(iii) if any of the Taxes are not paid when the same are due and payable or the Other Charges are not paid prior to delinquency;

(iv) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

(v) if any Transfer is made in violation of the terms of this Agreement or any other Loan Document;

(vi) if any representation or warranty made by, or on behalf of, Borrower or any other Significant Party herein or in any other Loan Document, or in any report, certificate, Financial Statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vii) if any Significant Party shall make an assignment for the benefit of creditors;

(viii) if a receiver, liquidator or trustee shall be appointed for any Significant Party, or if any Significant Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Significant Party, or if any proceeding for the dissolution or liquidation of any Significant Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Significant Party, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) if Borrower breaches any of its respective negative covenants contained in Section 5.2 (which breach is not cured after ten (10) days notice from Lender) or any covenant contained in Section 4.1.30 or Section 5.1.11 hereof;

(xi) with respect to any term, covenant or provision set forth herein that specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xiii) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xiv) if a material default by Operating Tenant and/or Borrower has occurred and continues beyond any applicable cure period under the Operating Lease;

(xv) if Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xiv) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default that can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days;

(xvi) [INTENTIONALLY OMITTED];

(xvii) if (a) at any time Borrower shall fail to cause all Borrower Rents to be paid directly to the Deposit Account as provided herein and in the Cash Management Agreement and the Lockbox Agreement, or (b) Borrower and/or Operating Tenant shall fail to cause all Operating Tenant Rents to be paid directly to the Deposit Account as provided herein and in the Cash Management Agreement and the Lockbox Agreement;

(xviii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xvix) if Borrower or Operating Tenant ceases to operate a hotel on the Property or terminates such business for any reason whatsoever;

(xvx) if a Notice of Default (as defined in the Grant Deed) is issued by the Glendale Redevelopment Agency in accordance with the terms of the Grant Deed from Glendale Redevelopment Agency recorded July 17, 1990, as Instrument No. 90-1246378 (“Grant Deed”).

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Document executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

(b) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents shall be given by Borrower only as of the Closing Date.

(c) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the Debt as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) Without limiting the generality of the foregoing or otherwise impairing or affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents, Borrower agrees that if an Event of Default has occurred and is continuing, Lender shall have the right to immediately draw down in full upon any letter of credit delivered by, or on behalf of Borrower pursuant to the terms of this Agreement or any of the other Loan Documents, and apply the proceeds of such draw towards the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f) Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy that Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1 Sale of Note and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or that may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or that may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

(c) if required by the Rating Agencies, deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, Principal and their respective Affiliates and the Loan Documents, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, Principal and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(f) execute such amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon of the original note, but such new notes or modified note may not change the weighted interest rate or amortization of the Loan), and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan;

(g) if requested by Lender, review any information regarding the Property, Borrower, Principal, the Manager and the Loan that is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

(h) supply to Lender such documentation, financial statements and reports concerning Borrower, Principal, Guarantor, the Loan and/or the Property in form and substance required in order to comply with any applicable securities laws.

All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower, not to exceed the Securitization Cost Cap.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower shall cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined the Disclosure Documents, including, without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and (B) such sections and such other information in the Disclosure Documents (to the extent such information relates to or includes any Provided Information or any information regarding the Property, Borrower, Manager and/or the Loan) (collectively with the Provided Information, the “Covered Disclosure Information”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, KeyBank (whether or not it is Lender), any Affiliate of KeyBank that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of KeyBank that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”)) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement shall be in addition to any liability that Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided.

(c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability that it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless any Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any Indemnifying Person.

(e) Without the prior consent of KeyBank (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given KeyBank reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The rights, liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3 Several Liability of Operating Tenant. Notwithstanding anything herein to the contrary, the personal liability of Operating Tenant under this Agreement shall be several rather than joint and several; provided however, such several personal liability shall not (i) be interpreted to derogate from Operating Tenant’s grant of a security interest in the Rents, Leases or any other Collateral (as defined in the Security Agreement) to secure the obligations of Borrower, or (ii) impair the exercise by Lender of its rights and remedies hereunder or under any other Loan Document with respect to all of the security for the Loan.

Section 9.4 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of or any Guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases or the Security Assignment of Operating Lease; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by any Significant Party in connection with the Loan, including by reason of any claim under RICO;

(ii) the gross negligence or willful misconduct of Borrower or Operating Tenant;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgage concerning environmental laws, hazardous substances or asbestos and any indemnification of Lender with respect thereto in either document;

(iv) the wrongful removal or destruction of any portion of the Property by Borrower, Operating Tenant or any party acting on behalf of Borrower and/or Operating Tenant after an Event of Default;

(v) any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Significant Party in connection therewith;

(vi) any material misrepresentation, miscertification or breach of warranty by Borrower or Operating Tenant with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to the Collateral (as defined in the Mortgage);

(vii) the misappropriation or conversion by or on behalf of Borrower or Operating Tenant of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default, or (D) any Rents paid more than one (1) month in advance;

(viii) failure to pay charges for labor or materials or other charges which become Liens on of the Property which were prior to the Lien of the Mortgage;

(ix) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

(x) if any Significant Party fails to provide financial information in accordance with Section 5.1.11 hereof

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower and/or Operating Tenant filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) Borrower and/or Operating Tenant, or any Person acting on behalf of Borrower and/or Operating Tenant, soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower and/or Operating Tenant from any Person; (c) Borrower and/or Operating Tenant filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower and/or Operating Tenant consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Operating Tenant or any portion of the Property; (e) Borrower and/or Operating Tenant making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if Borrower and/or Operating Tenant fails to maintain its status as a Single Purpose Entity; (iii) if Borrower and/or Operating Tenant fails to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Property as required by this Agreement or the Mortgage; or (iv) if any Restricted Party fails to obtain Lender’s prior consent to any Transfer as required by this Agreement or the Mortgage.

Section 9.5 Matters Concerning Manager. If (a) the Manager shall become bankrupt or insolvent, (b) a material default occurs under the Management Agreement beyond any applicable grace and cure periods, or (c) if an Event of Default or Sweep Event shall have occurred (provided however, this subsection (c) shall only apply if Hilton Hotels Corporation is Manager), Borrower shall, immediately upon the request of Lender, terminate the Management Agreement and replace the Manager with a manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

Section 10.3 Governing Law.

(a) EXCEPT AS OTHERWISE STATED THEREIN, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAW OR CHOICE OF LAW PROVISIONS THEREOF (“GOVERNING STATE”) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

(b) BORROWER HEREBY CONSENTS TO PERSONAL JURISDICTION IN THE GOVERNING STATE. VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACTION RELATING TO THE LOAN OR THE DEBT OR THE RELATIONSHIPS CREATED BY OR UNDER THE LOAN DOCUMENTS (“ACTION”) SHALL, AT THE ELECTION OF LENDER, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF LENDER BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE GOVERNING STATE. BORROWER HEREBY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF THE STATE COURTS OF THE GOVERNING STATE AND OF FEDERAL COURTS LOCATED IN THE GOVERNING STATE IN CONNECTION WITH ANY ACTION AND HEREBY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR PURPOSES OF ANY ACTION. BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT, AS

A DEFENSE TO ANY ACTION OR A MOTION TO TRANSFER VENUE OF ANY ACTION, (I) ANY CLAIM THAT IT IS NOT SUBJECT TO SUCH JURISDICTION, (II) ANY CLAIM THAT ANY ACTION MAY NOT BE BROUGHT AGAINST IT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS, OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (III) THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR (IV) THAT THE VENUE FOR THE ACTION IS IN ANY WAY IMPROPER.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each, a “Notice”), shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a Notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	KeyBank National Association
911 Main Street, Suite 1500
Kansas City, Missouri 64105
Attention: Asset Administrator
Facsimile No. (816) 221-8848

with a copy to:	Polsinelli Shalton Welte Suelthaus PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Attention: Daniel J. Flanigan
Facsimile No. (816) 753-1536

If to Borrower:	c/o Eagle Hospitality Properties Trust, Inc.
RiverCenter II - 100 E Rivercenter Blvd
Suite 480
Covington, KY 41011
Attn: Raymond Martz
Fax: 859-581-4650

With a copy to:	DLA Piper Rudnick Gray Cary US LLP
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Attention: C. Olivia Keating
Facsimile No. (312) 236-7516

A Notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy Notice is forthcoming.

Section 10.7 Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) days after receipt of notice from Lender for all reasonable third-party, out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid, at Lender’s option, from any amounts in the Deposit Account.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Subject to the Securitization Cost Cap, Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses that are unrelated to such documents that Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. Except as may be otherwise required by the requirements of the New York Stock Exchange and/or any other securities laws, all news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public that refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, KeyBank, or any of their Affiliates shall be subject to the prior approval of Lender.

Section 10.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.19 Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any Obligations under the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments that govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments that may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

EHP GLENDALE, LLC,
a Delaware limited liability company,
doing business in California as
EHP Glendale Hilton, LLC

	By:	EHP Operating Partnership, L.P.,
a Maryland limited partnership, its sole member

		By:	Eagle Hospitality Properties Trust, Inc.,
a Maryland corporation, its general partner

			By:	/s/ Raymond Martz
			Name:	Raymond Martz
			Title:	Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

SCHEDULE I

(Leases)

[OMITTED]

SCHEDULE II

(Required Repairs)

[OMITTED]

SCHEDULE III

(Organizational Structure)

[OMITTED]

SCHEDULE IV

(Form of Assignment of Management Agreement and Subordination of Management Fees,

Lockbox Agreement and Cash Management Agreement)

[OMITTED]